                                                                   Exhibit 10.5








                        CANDLEWOOD HOTEL COMPANY, L.L.C.


                               FRANCHISE AGREEMENT




                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                               FRANCHISE AGREEMENT


                                TABLE OF CONTENTS


                                                                                                           Page No.

Recitals ......................................................................................................   1

Article 1       Acknowledgments and Representations............................................................   2
Article 2       Grant of Franchise.............................................................................   3
Article 3       Term and Renewal...............................................................................   4
Article 4       Fees and Royalties.............................................................................   5
Article 5       Hotel Construction and Opening.................................................................   7
Article 6       Duties of CHC..................................................................................  10
Article 7       General Duties of Franchisee...................................................................  12
Article 8       Quality Control and Supervision................................................................  16
Article 9       Advertising....................................................................................  18
Article 10      Financial Reporting............................................................................  20
Article 11      Proprietary Marks and Trade Secrets; Competition...............................................  22
Article 12      Insurance and Indemnity........................................................................  26
Article 13      Transfer of Interest or Management.............................................................  28
Article 14      Default and Termination........................................................................  33
Article 15      Obligations upon Termination...................................................................  35
Article 16      Additional Covenants...........................................................................  37
Article 17      Approvals and Waivers..........................................................................  38
Article 18      Notices........................................................................................  39
Article 19      Alternative Dispute Resolution.................................................................  39
Article 20      Entire Agreement...............................................................................  41
Article 21      Construction and Modification..................................................................  42
Article 22      Execution of Agreement.........................................................................  43

Guaranty.......................................................................................................  45
Exhibit A       Approved Location ............................................................................. A-1
Exhibit B       Owners of Franchisee .......................................................................... B-1
Exhibit C       Covenant Agreement ............................................................................ C-1

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                               FRANCHISE AGREEMENT



         THIS FRANCHISE AGREEMENT (the or this "Agreement") made and entered into at Wichita, Kansas this 25th day of July, 1996, by and between CANDLEWOOD HOTEL COMPANY, L.L.C., a Delaware limited liability company (hereinafter referred to as "CHC"), and Studio West Hotel Development Company, L.L.C. (hereinafter referred to as "Franchisee"), whose principal business address is 101 Larkspur Land, Suite 318, Larkspur, California 94939.


                                    RECITALS

         A. CHC has developed and owns a concept and distinctive system for the design, decor, establishment, operation, and image of hotels under the name "Candlewood Hotel" and "Candlewood/A Studio Hotel" (such names and any other trade names, service marks, trademarks, logos, emblems, or other indication of origin as are now or hereafter designated by CHC as part of such system are hereinafter referred to as the "Proprietary Marks") utilizing certain Trade Secrets (as defined in Section 11. 4 below) in connection with providing economy extended-stay lodging accommodations (such system, as it may be modified or supplemented by CHC from time to time, is hereinafter referred to as the "System").

         B. Franchisee desires to establish and operate a Candlewood Hotel under the System and wishes to obtain a franchise from CHC for that purpose.

         C. Franchisee recognizes the benefits to be derived from being identified with and licensed to use the System and Franchisee understands and acknowledges the importance of operating the hotel franchised hereunder in strict conformity with CHC's standards and specifications in order to enhance public acceptance of, and demand for, all Candlewood Hotels (hereinafter, the "System Hotels").

         D. CHC is relying upon the business skill, financial capacity, and character of Franchisee and its principals, and the guarantee by the principals of Franchisee's obligations, if applicable, as attached to this Agreement.


         NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties agree as follows:


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ARTICLE 1.        ACKNOWLEDGMENTS AND REPRESENTATIONS.

         Franchisee acknowledges and represents to CHC, in order to induce CHC to enter this Agreement, as follows:

                  A. Franchisee has read this Agreement and CHC's franchise disclosure document and understands and accepts the terms, conditions, and covenants contained in this Agreement as being reasonably necessary to maintain CHC's standards of quality and service and the uniformity of those standards at each System Hotel in order to protect and preserve the goodwill of the Proprietary Marks.

                  B. Franchisee has conducted an independent investigation of the business contemplated by this Agreement. Franchisee recognizes that the nature of the business conducted by CHC may evolve and change over time; that an investment in a Candlewood Hotel involves business risks which have been considered by Franchisee; and that the success of the venture depends primarily upon Franchisee's business ability and efforts.

                  C. Franchisee has not received or relied upon any guarantee, expressed or implied, about the revenues, profits, or success of the business venture contemplated by this Agreement.

                  D. No representations have been made by CHC, or by its members, managers, officers, employees, directors, and/or agents, and Franchisee has not relied on any representations, that are contrary to or not contained in the statements made in the franchise disclosure document heretofore received by Franchisee or the terms contained in this Agreement.

                  E. CHC has made no representations or warranties and has further disclaimed any warranties with regard to whether any of the Proprietary Marks are protectable or registerable and with regard to whether any of the Proprietary Marks infringe upon the rights of others.

                  F. In all of their dealings with Franchisee, the members, managers, officers, employees, directors, and/or agents of CHC act only in a representative capacity, not in an individual capacity, and that this Agreement and all business dealings between Franchisee and such individuals as a result of this Agreement are solely between Franchisee and CHC.


                  G. The application made by Franchisee to CHC is true and correct. Franchisee has made no incorrect statement in the application or failed to make any statement that would be necessary to make the statements in the application not misleading.


ARTICLE 2.        GRANT OF FRANCHISE.

         2.1. Subject to the terms and conditions of this Agreement, and to the continuous compliance by Franchisee with the terms and conditions of this Agreement, CHC hereby grants to Franchisee the nonexclusive right, and Franchisee undertakes the obligation, to operate a Candlewood Hotel in accordance with CHC's standards and specifications, including the operational standards procedures and techniques as prescribed in the System standards manual of CHC (as it may be modified, amended, and supplemented by CHC from time to time in its sole discretion, hereinafter, the "Manual"), and to use the System (as it may be changed, improved, and further developed by CHC from time to time) and the Proprietary Marks in connection therewith. Such franchised Candlewood Hotel shall be referred to in this Agreement as the "Hotel" or "franchised business."

         2.2. Franchisee shall operate the Hotel at, and only at, the street address set forth on Exhibit A hereto (hereinafter, the "Approved Location"), and the Hotel shall have the number of guest rooms specified on Exhibit A. Franchisee agrees that CHC and CHC's members and the subsidiaries and affiliates, shareholders, and owners of CHC and its members including without limitation Doubletree Corporation, a Delaware corporation, and its affiliates (hereinafter, the "Affiliated Companies") are not restricted from using the System or engaging in or licensing any business activity including System Hotels or other hotels at any other location.

         2.3. Franchisee agrees that (a) this franchise relates solely to the Approved Location, and (b) this Agreement does not entitle Franchisee to any protected territory, territorial rights, or exclusivity. Franchisee shall not expand or change the number of guest rooms in the Hotel without the prior written consent of CHC.

         2.4. Franchisee further agrees that CHC and the Affiliated Companies have and retain the right to develop, acquire, participate in, and/or operate and license others to develop, acquire, participate in, and/or operate hotels, lodging facilities, or other business operations of any type whatsoever, including, without limitation, hotels using any of the Proprietary Marks or any other trade names including, but not limited to, any of the following specific trade names: Doubletree, Doubletree Guest Suites, Club Hotels by Doubletree, Residence Inn by Marriott and The Residence Inn, at any location, and that such business operations may compete with and adversely affect the operation of the franchised business. Franchisee agrees that the Affiliated Companies may exercise such rights from time to time without notice to Franchisee. Franchisee covenants that it shall not take any action, including a cause of action in a court of law or equity, which may interfere with the exercise of such rights by any of the Affiliated Companies.

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         2.5. The license granted hereby to use the Proprietary Marks is nonexclusive, and Franchisee agrees that such Proprietary Marks are and shall remain the property of CHC and shall not be contested as to ownership or validity by Franchisee. Franchisee understands and agrees that the grant of the license to use the marks is conditioned upon Franchisee's agreement that: (a) the Proprietary Marks shall be used only in connection with the franchised business and only in the manner authorized by CHC; (b) Franchisee will not use the Proprietary Marks as part of its corporate or other legal name, will identify itself as a franchisee, and will comply with all fictitious name and other statutes in connection with its use of the Proprietary Marks; (c) Franchisee will cooperate with CHC in protecting and defending the Proprietary Marks; and (d) Franchisee will comply with CHC's designations of additions, deletions, and changes in the Proprietary Marks.


ARTICLE 3.        TERM AND RENEWAL.

         3.1. Unless sooner terminated or modified as hereinafter provided, the term of this Franchise shall be 20 years from the date of this Agreement.

         3.2. Franchisee is granted the option to renew this Agreement for two additional consecutive terms of ten years, provided Franchisee complies with all of the following conditions prior to each such renewal:

                  A. Franchisee shall not then be in default of any provision of this Agreement, any amendment hereof, or successor hereto, or any other agreement between Franchisee and CHC or any of the Affiliated Companies, and shall have substantially complied with all of the terms and conditions of such agreements during the initial and/or any prior renewal terms thereof.

                  B. Franchisee shall have satisfied all monetary obligations owed by Franchisee to CHC and any of the Affiliated Companies, and shall have timely met those obligations throughout the term of this Agreement.

                  C. Franchisee shall submit a renewal application to CHC not less than 24 months nor more than 36 months prior to the end of the initial term and shall pay with its renewal application a renewal fee of one-half of the then-current franchise application fee being charged by CHC for new development, computed on a per room basis.

                  D. Not less than 12 months prior to the end of the initial term, Franchisee shall execute CHC's then-current form of commitment agreement for renewal franchise agreement, which may require, among other things, that Franchisee's general manager and other employees comply with CHC's then-current training requirements and that Franchisee upgrade, at Franchisee's expense, the Hotel to conform to the then-current standards and specifications of CHC, including, without limitation, such structural changes, remodeling, and redecoration and such modifications to existing improvements as may be necessary to do so.

                  E. Franchisee shall execute a general release, in a form prescribed by CHC, of any and all claims against CHC and all of the Affiliated Companies, and each of their members, owners, shareholders, managers, directors, officers, agents, and/or employees; provided, however, that all rights enjoyed by the Franchisee and any causes of action arising in its favor from the provisions of any applicable franchise laws and regulations shall remain in force; it being the intent of this proviso that any non-waiver provisions of such laws be satisfied.

Upon expiration of the initial term of this Agreement and provided Franchisee has met the foregoing conditions and has complied with the upgrading and other requirements specified in the commitment agreement, CHC shall issue to Franchisee, CHC's then-current franchise agreement for a ten-year renewal term. The then-current franchise agreement shall supersede in all respects this Agreement, and the terms may differ from the terms of this Agreement including, without limitation, higher royalty and marketing fees; provided, however, that the renewal fee paid pursuant to Section 3.2.C above shall be in lieu of any initial franchise fee provided for in the then-current franchise agreement of CHC.


ARTICLE 4.        FEES AND ROYALTIES.

         4.1. In consideration of the rights and franchise granted herein, Franchisee shall pay to CHC each of the following:

                  A. At the earlier of the execution and delivery of a franchise application or the execution and delivery of this Agreement by Franchisee, an initial franchise fee equal to the greater of (i) $40,000 or (ii) $400 times the number of rooms of the Hotel as specified on Exhibit A hereto. Franchisee acknowledges and agrees that such fee has been fully earned and is nonrefundable in consideration of expenses incurred, rights granted, services rendered, and other valuable consideration, the receipt and sufficiency of which is acknowledged by Franchisee.

                  B. Beginning during the Fiscal Period (as defined in Section
         10.1 below) immediately following the opening of the tenth System Hotel, a continuing Fiscal Period royalty fee of 4% of Franchisee's Room Revenues (as defined in Section 4.3 below) at the Hotel for the next 26 Fiscal Periods thereafter, and following such 26 Fiscal Periods, the continuing Fiscal Period royalty fee shall be 5% of Franchisee's Room Revenues during the remaining term of this Agreement.


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                C. A contribution to the Marketing Fund (as defined in Section
        9.3 below), administered by the IACHO Marketing Committee (as defined in Section 9.3 below) for the System as provided in Section 9.3 below, on a Fiscal Period basis of 2.5% of Franchisee's Room Revenues at the Hotel, subject to adjustment from time to time upon a majority vote by members of The International Association of Candlewood Hotel Owners ("IACHO"). Association members in good standing under the rules governing the association shall be provided at least 30 days advance notice of, and an opportunity to vote on, any proposed adjustment. A majority vote, as required to approve any adjustment in the contribution to the Marketing Fund, shall mean a number of votes equal to or greater than the majority of all open and operating System Hotels. CHC shall provide to Franchisee at least 60 days notice prior to the effective date of any adjustment so approved. CHC further agrees that it will not exercise the rights granted herein to require Franchisee to contribute to a Marketing Fund as described in this section and in section 9.3 of this Agreement, without first seeking approval of the assessment of Marketing Fund Fees from the members of the International Association of Candlewood Hotel Owners voting in the manner provided in Article 9.4 of this Agreement.

         4.2. All Fiscal Period payments required by Sections 4.1.B and 4.1.C shall be due to CHC and Marketing Fund, respectively, by the 15th day after the end of the fiscal Period in which such Room Revenues were received by Franchisee, and shall be submitted to CHC together with any report required under Article 10 hereof. Any payment or report not actually received by CHC on or before such date shall be deemed overdue unless postmarked at least five days prior to the date it was due. If any payment is overdue, Franchisee shall pay to CHC immediately upon demand the overdue amount together with interest on such amount from the date it was due until paid, at the lesser of 1.5% per month or the maximum rate permitted by law. Franchisee acknowledges that nothing contained in this Section shall constitute an agreement by CHC to accept such payments after the same are due or a commitment by CHC to extend credit to, or otherwise finance Franchisee's operation of, the Hotel. Franchisee acknowledges that Franchisee's failure to pay all such amounts when due shall constitute grounds for termination of this Agreement, as provided in Section 14.1.E of this Agreement, notwithstanding the provisions of this Section . The entitlement to such late charge shall be in addition to any other remedies CHC may have.

         4.3. As used in this Agreement, "Room Revenues" shall mean all revenues attributable to or payable for the use, occupancy, or rental of rooms at the Hotel, including barter and credit transactions (before commissions and discounts for credit cards), whether or not collected, proceeds from any business interruption insurance or other loss of income insurance applicable to loss of revenues due to the non-availability of guest rooms, and proceeds for guaranteed no- show revenue which is collected, but excluding sales taxes, room taxes, or other taxes collected by Franchisee from customers for transmittal to appropriate taxing authorities. "Room Revenues" shall be accounted for in accordance with the Uniform System of Accounts for Hotels, Eighth Revised Edition, 1986, as published by the Hotel Association of New York City,

Inc., except as otherwise provided in the accounting procedures set forth in the Manual; subject, however, to the right of CHC to designate any subsequent edition or to designate a reasonable alternative accounting system if, in CHC's judgment, the 1986 edition is no longer authoritative or its use otherwise is not advisable under then current hotel accounting practice. In no event shall any charges to guests attributable to items and services which are required by the System to be included within the rates for lodging accommodations be excluded or deducted in determining Room Revenues. Franchisee shall not sacrifice Room Revenues to further any other business activity.


ARTICLE 5.        HOTEL CONSTRUCTION AND OPENING.

         5.1. Prior to commencing construction of the Hotel under this Agreement, Franchisee shall have completed or satisfied all of the following:

                  A. If Franchisee is obtaining the site for the Hotel by lease or installment land contract, Franchisee shall submit to CHC with a request for approval, prior to execution by Franchisee, the lease or installment land contract for the proposed site, which must not contain any provision that is inconsistent with or interferes with the performance of any provision of this Agreement (which lease or installment land contract must include provisions (i) authorizing CHC to enter the premises and make any modifications necessary to protect the Proprietary Marks, (ii) granting to CHC the right (but not the duty) to assume the lease or installment land contract if Franchisee is in default under its terms and provisions and/or if this Agreement expires or is terminated, (iii) requiring concurrent notice from lessor or vendor to CHC of any default or termination, and (iv) in the case of a lease, providing for a term of at least 20 years including option periods in favor of Franchisee), which lease or installment land contract, when approved by CHC, shall not thereafter be materially modified without the prior written consent of CHC. Under no circumstances shall CHC have any obligation or liability under such lease or installment land contract.

                  B. Submit to CHC with a request for approval, prior to preparation of design development documents for the building, a site layout showing (i) the dimensions of the site at the Approved Location;
         (ii) the location of the site in relation to streets and other thoroughfares and adjoining properties; (iii) placement of the Hotel on the site; (iv) proposed drives, parking, and service areas; and (v) such other information as may be reasonably required by CHC, which site layout, when approved by CHC, shall not thereafter be materially modified without the prior written consent of CHC.

                  C. Submit to CHC with a request for approval, after the site layout for the Hotel has been approved by CHC, complete design development documents for the building prepared by a registered architect or engineer in compliance with all applicable laws, regulations, and ordinances which design development documents, when approved by CHC, shall not thereafter be materially modified without the prior written consent of CHC.

                  D. Submit to CHC with a request for approval, after the design development documents for the buildings have been approved by CHC, final building plans and specifications prepared by a registered architect or engineer in compliance with all applicable laws, regulations, and ordinances which plans and specifications, when approved by CHC, shall not thereafter be materially modified without the prior written consent of CHC.

                  E. Provide to CHC satisfactory evidence that all permits, licenses, and certifications required for the lawful construction and operation of the proposed Hotel, including, without limitation, all applicable building permits, zoning access, sign and fire requirements, have been obtained.

                  F. Provide to CHC insurance certificates satisfying the applicable requirements set forth in Article 12 of this Agreement.

                  G. Provide to CHC evidence that Franchisee possesses or has obtained adequate financing for constructing, furnishing, and operating the Hotel.

                  H. Such other information as CHC may reasonably request.

         5.2. Franchisee shall commence construction of the Hotel before the date 120 days after the date of this Agreement. Franchisee may, upon payment to CHC of an extension fee of $1,000 per extension, obtain up to four 30-day extensions of the date upon which Franchisee was to commence construction of the Hotel. Any further extensions shall be granted only in CHC's sole discretion and upon payment of such additional extension fees as CHC deems appropriate in its sole discretion. Commencement of construction shall be deemed to have occurred on the date that grading, excavation, or similar site preparation begins at the Approved Location. Franchisee shall provide written notice to CHC of the date of commencement of construction within ten days after it occurs.

         5.3. Within three months after the commencement of construction, Franchisee shall submit to CHC with a request for approval a final interior design plan, including standards and specifications for furnishings, fixtures, and equipment, prepared by a qualified interior designer, which interior design plan, when approved by CHC, shall not be materially modified without the prior written consent of CHC. As used in Sections 5.1.B, 5.1.C, 5.1.D, and this
Section 5.3, the term "materially modified" shall mean any modification which would (a) change the size or dimensions of any public areas, guest rooms, or amenities of the Hotel, (b) adversely affect the appearance or design of any portion of the Hotel or the quality of the materials used therein, or (c) constitute a departure from the concept or standards of the System.

         5.4. Franchisee shall diligently and continuously prosecute the construction, furnishing, and equipping of the Hotel (including its acquisition and installation of all fixtures, equipment, furnishings, furniture, signs, supplies, and other items necessary for completion and opening of the Hotel) in accordance with the plans previously approved by CHC and in accordance with the Manual, but in any event the construction, furnishing, and equipping of the Hotel shall be completed within 12 months after the date of commencement of construction of the Hotel. Franchisee acknowledges and understands that time is of the essence in the construction and opening of the Hotel, and notwithstanding the occurrence of any events constituting force majeure, or any other cause, the construction shall be completed and the Hotel shall be furnished, equipped, and shall otherwise be made ready to open for business, and all governmental licenses and permits (including a certificate of occupancy) necessary to operate the Hotel under the System shall have been obtained by Franchisee, at the end of such 12-month period. Franchisee may, upon payment to CHC of an extension fee of $5,000 per extension, obtain up to four 30-day extensions of the date upon which Franchisee was to complete the construction, furnishing, and equipping of the Hotel. Any further extensions shall be granted only in CHC's sole discretion and upon payment of such additional extension fees as CHC deems appropriate in its sole discretion.

         5.5. Franchisee agrees that CHC and its agents shall have the right (without, however, any duty or obligation to do so) to inspect the construction of the Hotel at all reasonable times.

         5.6. CHC's exercise of its rights to approve the plans and specifications and to inspect construction of the Hotel shall be solely for the purpose of assuring compliance with System standards and with the terms and conditions of this Agreement, and CHC shall have no liability or obligation to Franchisee or any other person with respect to construction of the Hotel.

         5.7. No later than five months prior to the expected opening of the Hotel, Franchisee shall submit to CHC, for its prior approval, Franchisee's direct sales and marketing plan.

         5.8. No later than 120 days prior to the expected opening of the Hotel, Franchisee shall employ a qualified general manager for the Hotel. No later than 90 days prior to the expected opening of the Hotel, Franchisee shall employ a qualified director of sales for the Hotel.

         5.9. The Hotel shall be opened for business immediately upon satisfaction of all of the following requirements:

                  A. All furnishings, furniture, equipment, signs, supplies, and other items required for the opening of the Hotel in accordance with this Agreement and the standards of CHC shall have been installed or completed, and Franchisee shall have submitted to CHC, a certificate of occupancy or equivalent certificate from appropriate regulatory authorities. Opening with less than all of the improvements completed may be approved by CHC, such approval not to be unreasonably withheld by CHC if the foregoing requirements are satisfied as to all portions of the Hotel premises to which guests will have access and Franchisee is proceeding diligently toward completion of the full Hotel facility in accordance with the terms of this Agreement.

                  B. Franchisee's general manager and director of sales for the Hotel shall have completed to CHC's satisfaction a training program conducted by CHC, and Franchisee shall have employed qualified personnel sufficient to operate the Hotel.

                  C. Franchisee shall have paid all sums due CHC and the Affiliated Companies.

                  D. Franchisee is not in default under this Agreement, or any existing franchise agreement or other agreement with CHC or any of the Affiliated Companies.

                  E. Franchisee has submitted to CHC a certification executed by the architect of the Hotel or such other person as is acceptable to CHC that the Hotel has been constructed, completed, furnished, and equipped in accordance with the plans previously approved by CHC and in accordance with the Manual, that all other terms and conditions relating to the opening of the Hotel have been satisfied and the Hotel is ready to open for business as a Hotel.

                  F. CHC shall be satisfied as to Franchisee's compliance with requirements necessary for opening the Hotel by such on-site inspection and investigation as CHC deems appropriate, which shall be made and completed within 15 days of receipt of the certificate of Franchisee pursuant to Section 5.8.E above. Nothing under this Section 5.09.F shall in any manner relieve Franchisee of the obligation of complying with the requirements of the approved plans or the terms of this Agreement.

         5.10. Franchisee acknowledges and understands that Franchisee shall bear the entire cost of the development and construction of the Hotel, including, without limitation, all costs applicable to design, engineering, and other professional services, contractors, financing, licenses, permits, equipment, furnishings, and supplies.

ARTICLE 6.        DUTIES OF CHC.

         In addition to the other obligations and duties set forth in this Agreement, CHC agrees as follows:

         6.1. CHC shall provide to Franchisee a set of then-current prototype plans and specifications (not for construction) as determined by CHC for a typical System Hotel.

         6.2. Upon reasonable request, CHC shall consult with and advise Franchisee at CHC's home office concerning the construction and operation of the Hotel.

         6.3. CHC shall provide Franchisee on loan one copy of the Manual setting forth standards of operation for the System and standards of quality, cleanliness, and service for the Hotel. CHC shall have the right to add to and otherwise modify the Manual from time to time to reflect changes in the business, authorized products or services (or specifications therefor), equipment requirements, quality standards, and operating procedures of the Hotel as determined by CHC from time to time.

         6.4. CHC shall make available to Franchisee and Franchisee's employees such required and optional training courses, programs, conferences, seminars, and materials, as CHC deems appropriate. All training shall be conducted at such locations and at such times as CHC may designate and shall be subject to the terms and conditions set forth in Section 7.2 of this Agreement.

         6.5. CHC shall endeavor to maintain high standards of quality, cleanliness, appearance, and service for the System, and to that end shall conduct inspections of the System Hotels, evaluations of the services rendered therein, and interviews of employees, agents, and customers of System Hotels, all as CHC deems advisable and appropriate.

         6.6. Franchisee acknowledges and agrees that CHC may (but is not obligated to) make available to all System Hotels a reservation system subject to the terms and conditions of Section 9.7 of this Agreement.

         6.7. Franchisee acknowledges and agrees that CHC may (but is not obligated to) make available to all System Hotels a property management system subject to the terms and conditions of Section 7.12 of this Agreement.

         6.8. Franchisee acknowledges and agrees that CHC may (but is not obligated to) make available to all System Hotels a Candlewood Hotel Directory subject to the terms and conditions of Section 9.6 of this Agreement.

         6.9. Franchisee acknowledges and agrees that any duty or obligation imposed on CHC by this Agreement may be performed by a designee, employee, or agent of CHC, as CHC may direct.

         6.10. All of the obligations of CHC under this Agreement are to Franchisee only, and no other party is entitled to rely on, enforce, or obtain relief for breach of such obligations either directly or by subrogation.


ARTICLE 7.        GENERAL DUTIES OF FRANCHISEE.

         In addition to the other obligations and duties set forth in this Agreement, Franchisee agrees as follows:

         7.1. Franchisee covenants and agrees to commence, diligently pursue, and complete construction of the Hotel and open for business in accordance with
Article 5 of this Agreement.

         7.2 Franchisee shall employ or retain qualified management personnel as prescribed in the Manual. All personnel employed or retained by Franchisee in the position of general manager shall, within four months of employment, attend and successfully complete, to CHC's satisfaction, CHC's general manager training program. The four month period may be extended if space in the training program is not available to Franchisee's personnel during the specified period. All sales personnel, in addition to the general manager, shall, within four months of employment, attend and successfully complete, to CHC's satisfaction, CHC's sales training course. CHC may periodically make available other required or optional training courses to Franchisee's personnel, other than those mentioned, as well as other programs, conferences, seminars, and materials, and Franchisee shall insure that such personnel as CHC may direct, satisfactorily complete any required training within the time specified. All training shall be provided at such locations as CHC may designate and Franchisee shall be responsible for Franchisee's employees' travel expenses and room, board, and wages during the training. Franchisee will not be charged tuition for the initial training of Franchisee's first general manager and first director of sales for the Hotel. Franchisee will be charged reasonable tuition for all other training of Franchisee's personnel. CHC reserves the right to require, as a condition of providing training, that personnel employed or retained by Franchisee execute confidentiality agreements prepared by CHC. CHC reserves the right to limit the availability of any optional training programs.

         7.3. Franchisee expressly acknowledges that adherence to each and every provision of the System is reasonable, necessary, and essential to maintain the uniform image and favorable reputation of each Hotel and the success of CHC's franchise program. Accordingly, Franchisee expressly agrees to comply with each and every requirement of the System during the term hereof, as the same may be modified or supplemented from time to time by CHC in its sole discretion.

         7.4. Franchisee shall provide efficient, courteous, and high-quality service to the public and shall operate the Hotel 24 hours a day every day except as otherwise permitted by CHC in writing. Franchisee shall cause the Hotel to honor all credit cards specified by CHC and enter into such credit card arrangements with the issuers of such cards as may be necessary to do so.

         7.5. Franchisee shall use the Hotel premises solely for the operation of the franchised business and shall not use or allow the use of the premises for any other purpose or activity (including, without limitation, the promotion of any competing business) at any time without the prior written consent of CHC, which may be granted or withheld in CHC's sole discretion.

         7.6. The Hotel and everything located on the Hotel premises shall be maintained in a clean, safe, orderly and first-class condition in accordance with the standards specified in the Manual, and consistent with the image of a clean, sanitary, attractive, safe, and efficiently operated economy extended-stay hotel. The Hotel shall be constructed, maintained, and operated in compliance with all applicable fire, safety, health, and sanitation laws, ordinances, and regulations, and Franchisee shall maintain the highest health standards and ratings applicable to the Hotel and otherwise maintain high moral and ethical standards at the Hotel.

         7.7. Franchisee shall perform such maintenance of the Hotel as is required by CHC from time to time to maintain the condition, appearance, and efficient operation of the Hotel, including, without limitation, (a) continuous and thorough cleaning and sanitation of the interior and exterior of the Hotel,
(b) interior and exterior repair of the Hotel, (c) maintenance of equipment at peak performance, (d) replacement of worn out or obsolete improvements, fixtures, furnishings, equipment, computer systems, software, and signs with approved improvements, fixtures, furnishings, equipment, computer systems, software, and signs, and (e) periodic painting and decorating. At CHC's request, which shall not be more often than once every five years, Franchisee shall upgrade the Hotel within the time specified by CHC at Franchisee's expense to conform to the building decor appearance and presentation of Proprietary Marks, and trade dress consistent with CHC's then-current public image, including, without limitation, such structural changes, remodeling, and redecoration and such modifications to existing improvements as may be deemed necessary by CHC. Except as described above, Franchisee shall make no additions, alterations, or replacements to the Hotel or anything located on the Hotel premises without the prior written consent of CHC.

         7.8. Franchisee acknowledges and agrees (a) that this franchise and Franchisee's right under this Agreement are granted for the number of guest rooms specified herein on Exhibit A, and (b) that Franchisee shall not expand the number of guest rooms in the Hotel without the prior written consent of CHC. Should Franchisee propose to increase the number of such guest rooms, a fee equal to the then-current initial franchise fee per guest room for each additional guest room shall then be paid to CHC with Franchisee's request for approval of such expansion. Such fee for the expansion shall become nonrefundable upon CHC's approval of the proposed expansion.

         7.9. Franchisee shall, at Franchisee's expense, comply with all federal, state, and local laws, rules, ordinances, and regulations, and shall timely obtain, and keep in force as required throughout the term of this Agreement, any and all permits, certificates, licenses, and approvals necessary for the full and proper conduct of the business franchised hereunder.

         7.10. Franchisee shall notify CHC in writing within five days of the commencement of any action, suit, or proceeding, and of the issuance of any inquiry, subpoena, order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, arising out of, concerning, or which may affect the operation or financial condition of the franchised business, including, without limitation, any criminal action or proceeding brought by Franchisee against employees, customers, or other persons.

         7.11. Franchisee shall pay when due all taxes levied or assessed in connection with the possession, ownership, or operation of the Hotel and all taxes payable on royalties and other payments made to CHC or to any of the Affiliated Companies (excluding income taxes payable by CHC or any of the Affiliated Companies). In the event of any bona fide dispute respecting any tax assessed against Franchisee, the Hotel, any personal property located therein, or any payments due to CHC or any of the Affiliated Companies, Franchisee may contest the validity or amount of the tax in accordance with procedures of the taxing authority; provided, however, that Franchisee shall act with all due diligence and shall in no event permit a tax sale or seizure against the Hotel or any equipment, goods, or property located therein, or any impoundment of payments due to CHC. Franchisee recognized that Franchisee's failure or repeated delays in making prompt payment in accordance with the terms of any agreements, leases, invoices or statements for purchase or lease of furniture, fixtures, equipment, inventories, supplies, travel agent services, or other goods and services will be detrimental to the reputation of Franchisee, CHC, and other System franchisees. Franchisee shall timely pay when due all amounts owed by Franchisee in connection with the operation of the Hotel.

         7.12. If and when CHC makes available an automated property management system for System Hotels, Franchisee shall install, maintain, and use the automated property management system as developed and promulgated (in the Manual or otherwise in writing) by CHC. Franchisee shall reimburse CHC for Franchisee's equitable pro rata share of CHC's cost of developing and maintaining such software, including, without limitation, enhancements, additions, substitutions, or other modifications provided to the System by CHC.

         7.13. If the Franchisee is at any time a corporation, limited liability company, or partnership, Franchisee agrees and represents that:

                  A. Franchisee has the authority to execute and deliver this Agreement and to perform its obligations thereunder and is duly organized or formed and validly existing in good standing under the laws of the state of its formation or organization.

                  B. Franchisee's organizational documents or partnership agreement will recite that the issuance and transfer of the ownership interests of Franchisee are restricted by the terms and conditions of this Agreement, and all certificates and other documents representing an ownership interest in Franchisee will bear a legend referring to the restrictions of this Agreement.

                  C. Exhibit B to this Agreement will completely and accurately describe all of the owners of Franchisee and their beneficial ownership interests in Franchisee.

                  D. Each of the owners of Franchisee at any time during the term of this Agreement will sign an agreement in the form that CHC prescribes undertaking to be bound jointly and severally by all provisions of this Agreement and any ancillary agreements between CHC or any of the Affiliated Companies and Franchisee, and that a material breach of such agreement shall be deemed a material breach of this Agreement. Franchisee and its owners agree to sign and deliver to CHC such revised Exhibits B as may be necessary to reflect any changes in the information contained therein within five days following the occurrence thereof and to furnish such other information about Franchisee's organization or formation as CHC may request.

                  E. Franchisee shall furnish CHC with its articles or certificate of incorporation, bylaws, and partnership or limited liability documentation or similar organization documents, and any other documents CHC may reasonably request, and any amendments thereto or restatements thereof.

         7.14. If the Hotel (or any of the premises on which the Hotel is located) is condemned or damaged by casualty, Franchisee agrees as follows:

                  A. Franchisee shall, at the earliest possible time, give CHC full notice of any proposed taking of the Hotel or surrounding premises by eminent domain or condemnation. If the Hotel is condemned or so taken or such a substantial portion of the Hotel is condemned or so taken as to render impractical the continued operation of the Hotel in accordance with System standards, then in such event, this Agreement shall terminate upon notice by CHC to Franchisee, and CHC shall share in the condemnation or eminent domain award to the extent of the then net present value of its lost royalty income (using a discount rate equal to the prime rate for corporate loans at major U.S. money center commercial banks as published in the "Money Rates" table of The Wall Street Journal on the date of the award, or if such rate is no longer published another similar index selected by CHC). If a non-substantial condemnation shall occur, then in such event, Franchisee shall promptly make whatever repairs and restoration may be necessary to make the Hotel conform substantially to its former, character, and appearance according to plans and specifications approved by CHC, and the resumption of normal operation of the Hotel shall not be unreasonably delayed by Franchisee.

                  B. If the Hotel is damaged or destroyed by fire or other casualty, Franchisee shall repair the damage without delay. If the casualty requires closing the Hotel, Franchisee shall (i) immediately notify CHC, (ii) commence reconstruction and repair as soon as practicable, but in any event within 120 days after the closing of the Hotel, (iii) repair or rebuild the Hotel in accordance with the then-current System standards and specifications, and (iv) reopen the Hotel for continuous operations under the System as soon as practicable, but in any event within 12 months after closing the Hotel. Franchisee shall give CHC at least 90 days advance written notice of the date of such reopening.

                  C. The closing of the Hotel due to condemnation or casualty shall not extend the term of this Agreement.


ARTICLE 8.        QUALITY CONTROL AND SUPERVISION.

         8.1. Franchisee agrees that substantial uniformity of quality at all System Hotels is necessary and desirable for purposes of establishing and protecting the shared identity, reputation, and goodwill associated with the System and the Proprietary Marks. In order to better accomplish these objectives, Franchisee agrees that:

                  A. The Hotel shall be operated in strict conformity with such standards, specifications, methods, and techniques as CHC may, from time to time, prescribe in the Manual, and Franchisee shall refrain from deviating therefrom and from otherwise operating in any manner which adversely reflects on the System, the Proprietary Marks, the goodwill associated therewith, or CHC's rights therein.

                  B. Franchisee shall, at Franchisee's expense, purchase or lease and install at the Hotel all fixtures, equipment, furnishings, furniture, a telephone system, facsimile machine, computer systems, reservation system, signs, supplies, and all other items ("FF&E") specified by CHC. Franchisee shall refrain from installing in, on, or about the Hotel, or permitting to be installed, without CHC's prior written consent, any FF&E, electronic or video games, vending machines or any other items not previously approved by CHC. The size, form, color scheme, content (except for prices to be charged), and location of all signs, advertisements, and graphic materials displayed in any public area or guest rooms at the Hotel shall be as prescribed in the Manual or otherwise approved in writing by CHC.

         8.2. The franchised business shall be conducted in accordance with the Manual, as updated, supplemented, and modified from time to time, receipt of one current copy on loan from CHC is hereby acknowledged by Franchisee. Franchisee further acknowledges that establishing, maintaining, and protecting the good will, reputation, and uniformity of the System requires strict adherence to this Agreement and the Manual in all respects, it being agreed that every detail is significant and material. Franchisee shall at all times insure that Franchisee's copy of the Manual is kept current and up-to-date, and in the event of any dispute as to the contents of the Manual, the terms of the master copy of the Manual maintained by CHC at CHC's home office shall be controlling. Franchisee shall maintain the Manual in a safe and secure location and shall report the theft or loss of the Manual, or any portion thereof, immediately to CHC.

         8.3. Franchisee hereby grants to CHC and its agents the right to enter upon the premises of the Hotel at any reasonable time for the purpose of conducting inspections. Franchisee shall (a) provide lodging, if available, without charge to CHC's agent during such time as may reasonably be necessary to complete such inspections; (b) cooperate fully with CHC's agents during the inspections; and (c) take such steps as may be reasonably necessary to correct any deficiencies detected during such an inspection, upon the written request of CHC or its agents, within such reasonable time as may be specified therein. Franchisee shall provide all information requested by CHC for the purpose of CHC's conducting guest satisfaction audits and surveys.

         8.4. If Franchisee develops any products, services, procedures, or inventions deemed by CHC to be appropriate for use in other System Hotels, it is understood and agreed that CHC (and other System franchisees) may use such products, services, procedures, or inventions in other System Hotels without obligation to compensate Franchisee, it being understood and agreed that the benefit to the Franchisee from the overall enhancement of the System is sufficient consideration for granting this right to CHC.

         8.5. All marketing and promotion by Franchisee shall be factual, ethical, and in good taste in the judgment of CHC and shall be subject to CHC's approval as provided in Section 9.1 of this Agreement. Franchisee shall in all dealings with its customers, suppliers, CHC, and the public adhere to the highest standards of honesty, integrity, fair dealing, and ethical conduct. Franchisee agrees to refrain from any business or advertising practice which, in the subjective opinion of CHC, may be injurious to the business of CHC and the goodwill associated with the Proprietary Marks and other System Hotels.

         8.6. Within seven days of the receipt by Franchisee of any report from any health department or other comparable agency, Franchisee shall mail a complete copy of such report to CHC. Franchisee shall notify CHC in writing within five days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of Franchisee or the Hotel or of any notice of violation of any law, ordinance, or regulation relating to health or sanitation.

         8.7. CHC may from time to time suggest rates for lodging accommodations and prices for the goods and other services offered by Franchisee. CHC and Franchisee agree that the rates and prices suggested by CHC are recommendations only and are not mandatory. Nothing contained in this Agreement shall be deemed a representation or warranty by CHC that the use of CHC's suggested prices shall produce, increase, or optimize profits.


ARTICLE 9.        ADVERTISING.

         Franchisee and CHC recognize the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System. In order to better accomplish these objectives, the parties agree as follows:

         9.1. All advertising, marketing, and sales materials used by Franchisee in any medium shall be conducted in such manner, and shall conform to such standards and requirements, as CHC may specify. By written notice to Franchisee, CHC may request that franchisee submit to CHC for its prior written approval (except with respect to prices to be charged), samples of all advertising, marketing, and sales plans and materials and all other materials displaying the Proprietary Marks that Franchisee desires to use which have not been prepared or previously approved by CHC; provided, however, that no such deemed approval shall relieve Franchisee from complying with the requirements of Section 8.5 of this Agreement.

         9.2. Franchisee shall obtain listings at Franchisee's expense in the yellow and white pages of local telephone directories. Franchisee shall also pay its share of the cost of any multiple-hotel local telephone book advertising.

         9.3. CHC may, in its sole discretion, establish a Marketing, Advertising and Direct Sales Fund (hereinafter, the "Marketing Fund"). The Marketing Fund will be administered by a committee of not less than three persons nor more than seven selected by a majority vote of the members of the International Association of Candlewood Hotel Owners (IACHO) (hereinafter, the "Marketing Committee"). Franchisee and all franchisees of the System shall be members of IACHO and each member shall be entitled to the same number of votes as the number of hotels for which such member then has open and operating. The members of the Marketing Committee shall be elected at each annual meeting of the IACHO. Any vacancies in the Marketing Committee shall be filled by a person designated by the board of directors of the IACHO. The Marketing Fund will be used by the Marketing Committee to meet any and all costs of developing and preparing national, regional, point of sale, and local direct sales advertising materials for use within the System, including, without limitation, costs associated with developing, preparing, directing, administering, maintaining, and disseminating advertising, marketing, promotional, and public relations materials; conducting marketing research; maintaining a national sales and marketing staff and related expenses; and preparing, producing, broadcasting, and disseminating advertising and promotions, including, without limitation, radio, television, newspaper, and magazine advertising, market surveys, public relations activities, and employment of advertising agencies. The Marketing Committee shall choose and determine the nature, theme, and timing of advertising and the kind and quality of advertising materials to be provided to franchisees through the Marketing Fund. All payments, plus income earned therefrom, shall be used exclusively for the above-stated purposes, shall be maintained in an account separate from CHC funds, and shall not be used to defray any of CHC's expenses. CHC shall, for each of its company-owned System Hotels, make contributions to the Marketing Fund at the same percentage of Room Revenues required of franchisees within the System. The Marketing Committee or its designee shall direct all advertising, marketing, and direct sales promotional programs and activities, with sole discretion over the concepts, materials, and media used in such programs and activities and the placement and allocation thereof. Franchisee acknowledges that the intent of the Marketing Fund shall be to maximize general public recognition, direct sales programs, and acceptance of the Proprietary Marks for the benefit of the System, and the Marketing Committee or its designee shall have no obligation, in administering the Marketing Fund, to make expenditures for Franchisee which are equivalent or proportionate to any payments by Franchisee or to ensure that any particular franchisee or any particular franchised location benefits directly or pro rata from advertising or promotion conducted under the Marketing Fund.

         9.4. As long as this Agreement remains effective, Franchisee shall be a member of The International Association of Candlewood Hotel Owners (hereinafter "IACHO") or such successor association as may be sanctioned by CHC to serve as an advisory council to CHC with respect to advertising, marketing, reservations, and other matters relating to System Hotels. All franchisees of the System and CHC shall be members of IACHO. As a member of IACHO, Franchisee shall have the following rights and obligations:

                  A. Franchisee shall pay to IACHO all dues and assessments authorized by IACHO and shall otherwise maintain its membership in IACHO in good standing ("good standing" means IACHO dues and assessments are current and Franchisee has not been given a notice of its default under this Agreement). Such fees shall be consistently applied to all franchisees in the System and CHC-owned Hotels.

                  B. On all matters on which members of IACHO in good standing are authorized to vote under this Agreement and Bylaws of IACHO, each franchisee member shall be entitled to one vote for each System Hotel it has in operation and CHC shall be entitled to one vote for each System Hotel operated by CHC for itself or for parties who are not franchisees.

                  C. CHC will, as it deems advisable, seek the advice and counsel of IACHO, its board of directors, and committees. IACHO's committees and their functions and membership will be subject to approval in writing by CHC, which approval will not be unreasonably withheld. Recognizing that IACHO must function in a manner consistent with all franchises of the System, the parties will cause the governing rules of IACHO to be consistent with this Agreement.

         9.5. If CHC determines, in its sole discretion, to publish a Candlewood Hotels Directory, Franchisee agrees to list the Hotel in the Candlewood Hotels Directory and to furnish to CHC such information as CHC may request for that purpose. Franchisee understands and acknowledges that the success and utility of the Candlewood Hotels Directory may require that it contain information concerning rates for lodging accommodations; that Franchisee shall have sole discretion in determining any rates for the Hotel which appears in each Candlewood Hotels Directory; and that CHC assumes no liability for, nor shall CHC be deemed liable by reason of, any failure by Franchisee or CHC's other franchisees to honor any Candlewood Hotels Directory rates for the period during which each Candlewood Hotels Directory is in effect. If rates are required to be included in the Candlewood Hotels Directory listing for the Hotel, seasonal and other rate changes or differentials shall be specified, upon Franchisee's request. Franchisee agrees not to charge higher rates than those that Franchisee causes to be published in the Candlewood Hotels Directory and to comply with such other requirements with respect to the Candlewood Hotels Directory as may be specified from time to time in the Manual.

         9.6. If CHC determines, in its sole discretion, to create and maintain a reservation system for System Hotels, Franchisee shall participate in the reservation system, and shall observe all terms and conditions of participation specified by CHC. Franchisee shall purchase, install, and maintain at the Hotel all equipment necessary for participation in the reservation system provided by CHC, including a reservation terminal and related equipment and software and any future enhancements, additions, substitutions, or other modifications specified by CHC in the Manual or otherwise in writing. Franchisee shall also be responsible for telephone line charges for connecting Franchisee's reservation equipment to the reservation system and for the cost of supplies used in the operation of the equipment and for all other related expenses.

ARTICLE 10.       FINANCIAL REPORTING.

         10.1. Franchisee shall, in the manner and form specified by CHC in the Manual or otherwise in writing, prepare on a current basis (and preserve for at least 5 years from the date of preparation) complete and accurate books and records in accordance with generally accepted accounting principles concerning Room Revenues and all financial, operating, marketing, and other aspects of the Hotel and the franchised business, and maintain an accounting system which fully and accurately reflects all financial aspects of the Hotel, the franchised business, and Franchisee. Such books and records shall include, but not be limited to, books of account, tax returns, governmental reports, register tapes, daily and other periodic reports, and complete quarterly and annual financial statements (profit and loss statements, balance sheets, and cash flow statements). Franchisee's obligation to preserve such books and records shall survive the termination or expiration of this Agreement. Unless otherwise directed by CHC in the Manual, Franchisee shall maintain a fiscal year consisting of the 52-53 week period ending on the Friday nearest December 31 of each calendar year (hereinafter, the "Fiscal Year"), and the Fiscal Year shall have 13 fiscal periods (hereinafter, the "Fiscal Periods") which are the four-week periods ending on the 4th, 8th, 12th, 16th, 20th, 24th, 28th, 32th, 36th, 40th, 44th, 48th, and the last Friday of the Fiscal Year (or five-week period with respect to the 13th Fiscal Period of certain Fiscal Years). The fiscal quarters of the Fiscal Year shall consist of accounting periods of 12, 12, 12, and 16 or 17 weeks, respectively (hereinafter, the "Fiscal Quarters").

         10.2. On or before the 15th day of each Fiscal Period, Franchisee shall submit to CHC a statement (in such form and detail as CHC may require from time to time) reflecting the computation of all amounts then due under Section 4.1 of this Agreement. The statement shall include information for the preceding month as to Room Revenues, other revenues, expenses, occupancy and room rates data, reservation data, and such other information as CHC may require.

         10.3. Franchisee shall submit to CHC as soon as available but not later than 90 days after the end of Franchisee's Fiscal Year, at Franchisee's expense, a full and complete audited statement in writing setting forth the Room Revenues and the computation of all amounts paid by Franchisee under Section 4.1 of this Agreement for such Fiscal Year. Such statement shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be accompanied by a report from an independent certified public accountant reasonably satisfactory to CHC that the statement has been examined in accordance with generally accepted auditing standards. In addition, at CHC's request, Franchisee shall submit to CHC true copies of all state sales tax returns relating to sales made at the Hotel at the same time the returns are filed with state authorities, and such other records as CHC may reasonably request from time to time, including, without limitation, state and federal income tax returns of Franchisee.

         10.4. CHC or its representatives, at CHC's expense, shall at all reasonable times have the right to inspect or audit the books, accounts, records, returns, and statements of Franchisee. The foregoing records may include, but are not limited to, state and federal income tax returns, credit card or any other third party charge account statements, and any bank, savings and loan, brokerage, or other financial checking, money market, or savings account used for the franchised business. Franchisee shall fully cooperate with CHC and its representatives or agents conducting such inspections or audits and, upon request, Franchisee shall submit a written response to any issues raised in connection with said audits. In the event a discrepancy between reported Room Revenues and actual Room Revenues is uncovered in any audit conducted pursuant to this Section for any reporting period (monthly, quarterly, or annually), Franchisee shall promptly pay the amount determined to be owing and, if the discrepancy exceeds 2% of reported Room Revenues, Franchisee shall reimburse CHC for all costs of the audit, including travel, lodging, and wages of personnel of CHC or third parties required to conduct such audit. Franchisee shall also promptly reimburse CHC for the cost of any audit (including salaries, travel, and living expenses) necessitated by Franchisee's failure to file any financial report due hereunder and any deficiency in royalties or Marketing Fund contributions disclosed by such audit. At CHC's option, Franchisee shall also immediately pay to CHC interest on the understated amount due from the date such amount was due until paid at the lesser of 1.5% per month or the maximum rate permitted by applicable law. The foregoing remedies shall be in addition to any other remedies CHC may have. Submission by Franchisee of more than two written statements of Room Revenues which under-report Room Revenues for any reporting period by 2% or more (regardless of any subsequent cure) shall constitute a material breach of this Agreement entitling CHC, at its option, the right to terminate this Agreement pursuant to Section 14.1.C of this Agreement.

         10.5. Franchisee hereby authorizes all banks and/or other financial institutions with which Franchisee does business to disclose to CHC any requested financial information in their possession relating to the Hotel. Franchisee further authorizes CHC to disclose such information to prospective Franchisees and state regulatory agencies, provided that such information is not identified as relating to the Hotel unless required by law or regulation and then only if CHC requests that such identification be held in confidence.


ARTICLE 11.       PROPRIETARY MARKS AND TRADE SECRETS; COMPETITION.

         11.1. Franchisee acknowledges that ownership of all right, title, and interest in the System and all parts thereof, including, without limitation, the Proprietary Marks and the design, decor, and image of all System Hotels, is and shall remain vested solely in CHC. Franchisee expressly disclaims any right, title, or interest therein or in any goodwill derived therefrom. Franchisee's license to use the System, and any part thereof, is personal to Franchisee, and Franchisee shall not license, sublicense, or allow the System, or any part thereof, to be used by any other person, firm, or business association without CHC's prior written approval. All uses of the System by Franchisee inure to the benefit of CHC.

         11.2. Franchisee shall not, directly or indirectly, at any time during the term of this Agreement or thereafter, do, cause or suffer to be done any act or thing disputing, attacking, or in any way impairing or tending to impair the right, title, or interest of CHC in the Proprietary Marks or the System. Franchisee shall immediately notify CHC in writing of all infringements or imitations of the Proprietary Marks, and CHC shall exercise absolute discretion in deciding what action, if any, should be taken. Franchisee shall fully cooperate with CHC in the prosecution of any action to prevent the infringement, imitation, or illegal use of the Proprietary Marks and agrees to be named as a party in any such action at CHC's request. CHC shall bear any and all legal expenses incident to Franchisee's participation, at CHC's request, in any action to prevent the infringement or illegal use of the Proprietary Marks, except for the cost of any legal counsel separately retained by Franchisee. Except as expressly provided in this Section , CHC shall not be liable to Franchisee for any damages, costs, expenses, loss of profits or business opportunities, or incidental or consequential damages of any kind or nature whatsoever relating to any action involving the Proprietary Marks.

         11.3. Franchisee shall use the Proprietary Marks as the sole identification of the Hotel; provided, however, that in all public records and in its relationship with other persons, on stationery, business forms, checks, or as otherwise required by CHC, Franchisee shall indicate Franchisee's independent ownership of the Hotel. Franchisee shall file so-called assumed name or doing business certificates with local or state authorities, as required by applicable law, showing its independent ownership of the Hotel. In no event shall Franchisee use the Proprietary Marks in connection with the sale of any product or service not authorized for sale at the Hotel. The Franchisee shall not license, sublicense, or allow the Proprietary Marks to be used by any other person or business entity without CHC's prior written approval. In adopting any corporate, proprietorship, or partnership name, Franchisee shall not use the Proprietary Marks or any variation or abbreviation thereof, or any words confusingly similar thereto. Franchisee has no right to register any of the Proprietary Marks. If it becomes advisable at any time in CHC's sole discretion for CHC and/or Franchisee to modify or discontinue use of the Proprietary Marks, and/or use one or more additional or substitute trade or service Proprietary Marks, Franchisee agrees to comply therewith within a reasonable time after written notice thereof by CHC.

         11.4.    Franchisee further acknowledges and agrees as follows:

                  A. CHC possesses certain confidential information, including, without limitation, (i) the design for Systems Hotels, (ii) methods of service and operations at System Hotels, (iii) knowledge of sales and profit performance at any one or more System Hotels, (iv) knowledge of test programs, concepts or results relating to new advertising and promotional programs, (v) sources of suppliers of equipment, (vi) advertising, promotion, and marketing techniques, (vii) methods and information regarding the selection and training of managers and other employees for System Hotels, and in general, methods, techniques, formats, specifications, procedures, information systems, and knowledge, in the operation and franchising of hotels. All of the foregoing are hereinafter referred to as the "Trade Secrets".

                  B. CHC will disclose the Trade Secrets to Franchisee in furnishing Franchisee with standard plans for the Hotel, in the Manual and any temporary operating manuals, by providing training to Franchisee hereunder, and in the performance of CHC's other obligations and the exercise of its other rights under this Agreement. Franchisee hereby agrees that all materials lent or otherwise made available to Franchisee by CHC and all disclosures made to Franchisee hereunder including, without limitation, the Manual and other confidential commercial information identified as such by CHC are trade secrets of CHC and shall be kept confidential and used by Franchisee only in the operation of the Hotel. Franchisee will not, nor permit anyone else to, reproduce, copy, or exhibit any portion of the Manual or any other confidential or proprietary information received from CHC. Franchisee shall not divulge any such Trade Secrets to any person other than Franchisee's employees and then only to the extent necessary for the operation of the Hotel.

            C. Franchisee shall acquire no interest in the Trade Secrets, other than the right to utilize them in the development and operation of the Hotel during the term of this Agreement. The use or duplication of the Trade Secrets in any other business will constitute an unfair method of competition. The Trade Secrets are proprietary and are disclosed to Franchisee in confidence and solely on the condition that Franchisee agrees, and Franchisee hereby agrees that Franchisee (i) will not use the Trade Secrets in any other business or capacity; (ii) will maintain the absolute confidentiality of the Trade Secrets during and after the term of this Agreement; (iii) will not make unauthorized copies of any portions of the Trade Secrets disclosed in written form, including, without limitation, any plans, the Manual, bulletins or supplements and additions thereto; and (iv) will operate and implement all reasonable procedures prescribed from time to time by CHC to prevent the unauthorized use and disclosure of the Trade Secrets. Franchisee shall immediately notify CHC of any unauthorized use of disclosure of the Manual or any of the Trade Secrets or if the Manual or any other manuals or materials containing any Trade Secrets are lost or stolen.

            D. The foregoing restrictions on Franchisee's disclosure and use of Trade Secrets shall not apply to information, processes, or techniques that are or become generally known and used by other similar hotels, other than through disclosure (whether deliberate or inadvertent) by Franchisee, and disclosure of Trade Secrets in judicial or administrative proceedings to the extent that Franchisee is legally compelled to disclose such information, provided, Franchisee shall have used his best efforts, and shall have afforded CHC the opportunity, to obtain an appropriate protective order or other assurance satisfactory to CHC of confidential treatment for the information required to be so disclosed.

      11.5. During the term of the Franchise Agreement, and for a period of two years after any transfer or termination of the Franchise Agreement for any reason, Covenantors shall not compete, or be associated, directly or indirectly as an owner, officer, director, employee, consultant, or otherwise, in any hotel, motel, or any other business, that provides lodging accommodations on a daily-stay basis with kitchen facilities and limited (not on a daily basis) maid service at a moderate to economy price, anywhere in the world, which shall expressly include, but shall not be limited to, the United States of America and all its territories and possessions, and all other countries in North America.

      11.6. Unless the context otherwise requires, the term "Franchisee" as used in this Article shall include, individually and collectively, all partners, officers, directors, and managers of Franchisee, and holders, directly or indirectly (and any partners, officers, directors, and managers of any such holder), of five percent or more of the beneficial interest in Franchisee.

      11.7. At CHC's request, Franchisee shall require and obtain execution of a Covenant Agreement in the form substantially similar to that attached hereto as Exhibit C, except for reasonable changes as may be necessary to comply with applicable law, from time to time (including a Covenant Agreement applicable upon the termination of a person's relationship with Franchisee) from any or all of the following persons: (a) all officers, directors, and holders of a beneficial interest of five percent or more of the securities of (i) Franchisee and (ii) any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; (b) the general partners and any limited partners (including any corporation or other entity, and the officers, directors, and holders of a beneficial interest of five percent or more of the securities of such corporation or other entity which controls, directly or indirectly, any general or limited partner), if Franchisee is a partnership; and (c) the managers and members (including any corporation or other entity, and the officers, directors, and holders of a beneficial interest of five percent or more of the securities of any corporation or other entity which controls, directly or indirectly, any member or manager), if Franchisee is a limited liability company. Failure by Franchisee to obtain execution of the Covenant Agreement required by this Section , or to deliver such Covenant Agreement to CHC, shall constitute a material breach of this Agreement.

      11.8. Franchisee shall require every person employed as general manager or director of sales of the Hotel to devote full time to such employment and to agree to be bound by the restrictions set forth in this Article. Franchisee shall also take all reasonable steps to require other employees to be bound by the confidentiality provisions of this Article, and, if requested by CHC, to be bound by the noncompetition provisions hereof. Upon CHC's request, Franchisee shall promptly provide copies of all such agreements to CHC.

      11.9. Franchisee shall not employ or seek to employ any person who is or was within the immediate past six months employed by CHC, any of the Affiliated Companies, or any other System franchisee or induce or seek to induce any such person to leave his or her employment without the consent of such employee's current employer. CHC shall not employ or seek to employ any person who is or was within the immediate past six months employed by Franchisee or induce or seek to induce any such person to leave his or her employment. These restrictions shall not apply if the employee obtains written consent from his or her previous employer before making application for new employment. Any party violating the provisions of this Section shall pay to the former employer as liquidated damages (which the parties agree are difficult of ascertainment) an amount equal to two times the annual salary of the employee involved, plus all costs and attorneys fees incurred by the former employer in connection with such default. The parties hereto agree that each current and future franchisee in the System shall be a third party beneficiary of the provisions of this Section , and shall be entitled to enforce the provisions hereof. CHC shall have no obligation to enforce the provisions of this Section for the benefit of any current or future franchisee in the System.

      11.10. In the event any provision of this Article is deemed by a court of competent jurisdiction to be more restrictive than permissible at law or equity, then Franchisee agrees that the provisions hereof may be reformed and modified and enforced by such court to the maximum extent permissible under applicable law and principles of equity. Franchisee agrees that specific performance and injunctive relief are necessary and appropriate remedies for violations of this Article and agrees to the enforcement of such remedies, but without prejudice to the right of CHC to recover money damages, which are in no event a full and adequate remedy for such violations.


ARTICLE 12. INSURANCE AND INDEMNITY.

      12.1. During the term of this Agreement, Franchisee shall comply with all insurance requirements of any lease, mortgage, or deed of trust covering the Hotel as well as all insurance requirements of CHC as set forth in the Manual from time to time. All insurance shall be procured as the earliest possible time that Franchisee has an insurable interest with respect thereto, and shall be written by insurance companies acceptable to CHC. At a minimum, Franchisee shall maintain the following:

            A. Comprehensive-commercial general liability insurance, in an occurrence form, including premises, products/completed operations, contractual liability, independent contractors, automobile liability (owned, non-owned, and hired vehicles), liquor liability (if Franchisee distributes, sells, serves, or furnishes alcoholic beverages), and personal injury liability, with a combined single limit in the amount of $10,000,000 per occurrence, and $15,000,000 in the aggregate, naming CHC and its members, the Affiliated Companies, and each of their respective owners, shareholders, managers, agents, representatives, officers, directors, employees, partners, and other affiliates (except for CHC, all of the foregoing entities and individuals are hereinafter collectively referred to as the "Indemnitees") as additional insureds.

            B. Workers' compensation insurance as required by applicable law, employer's liability insurance with $1,000,000 minimum coverage, and such other insurance as may be required by applicable law.

            C. Insurance on the Hotel (including furniture, fixtures, equipment, boiler and machinery) against such risks as CHC may specify, including fire, lightning, vandalism, malicious mischief, flood (if located in a flood hazard zone), earthquake (if available and the cost is not excessive) and all other risks covered by the special extended coverage endorsements, in an amount equal to full replacement value thereof.

            D. Business interruption covering loss of profits and necessary continuing expenses, including coverage for payments of royalty fees and contributions to the Marketing Fund, for any interruption in Franchisee's business operations.

            E. Fidelity bond coverage on all Hotel employees in an amount not less than $250,000.

            F. During any significant construction at the Hotel (including the initial construction of the Hotel), Franchisee shall maintain or cause the general contractor to maintain with a reputable insurer (i) comprehensive-commercial general liability insurance, in an occurrence form, including premises, contractual liability, automobile liability (owned, non-owned, and hired vehicles), products/completed operations, and independent contractors coverage, in at least the amount of $10,000,000 per occurrence and $15,000,000 in the aggregate, naming CHC and the Indemnitees as additional insureds, (ii) workers' compensation as required by applicable law, employer's liability insurance with $1,000,000 minimum coverage, and such other insurance as may be required by law, and (iii) builder's risk property insurance of not less than the full contract price.

            G. Such other insurance as may be customarily carried by other hotel operators on hotels similar to the Hotel.

      12.2. All policies of insurance (a) shall be written on a fully insured basis with no deductibles in excess of $25,000 nor any self-insured retentions,
(b) shall be specifically endorsed to provide that the coverages will be primary and that any insurance carried by any additional insured, including CHC and/or the Indemnitees, shall be excess and non-contributory, (c) shall contain a waiver of any rights of subrogation against CHC and the Indemnitees, and (d) contain a severability of interest provision in favor of CHC and the Indemnitees. At all times during the term of this Agreement, Franchisee will furnish to CHC certificates of insurance evidencing the term and limits of coverage in force, names of applicable insurers, and persons insured, and a statement that coverage may not be canceled, altered, or permitted to lapse or expire without 30 days' advance written notice to CHC. Revised certificates of insurance shall be forwarded to CHC each time a change in coverage or insurance carrier is made by Franchisee, and/or upon renewal of expired coverages. At CHC's option, Franchisee may be required to provide certified insurance policy copies. CHC may increase the minimum protection or coverage requirements of any policy required under this Article, and may require different or additional kinds of insurance at any time to reflect inflation, identification of special risks, changes in law or standards of liability, higher damage awards or other relevant changes in circumstances. Franchisee acknowledges and understands that CHC makes no representation or warranty with respect to the adequacy or sufficiency of the insurance required under this Article, and that Franchisee shall have the sole responsibility to determine whether additional insurance or higher limits are appropriate.

      12.3. If Franchisee does not obtain and maintain the insurance coverage required by this Agreement, as revised from time to time by the Manual or otherwise in writing, CHC may, but shall not be obligated to, procure such insurance, and the cost or expense thereof, together with a reasonable fee for CHC's expenses in so acting, shall be payable by Franchisee immediately upon demand.

      12.4. Franchisee shall indemnify, hold harmless, and promptly reimburse CHC and the Indemnitees for, from, and against any and all fines, damages, legal fees, costs, expenses, and other liabilities suffered or incurred by CHC and/or the Indemnitees by reason of any actual or threatened claim, demand, lawsuit, tax, penalty, investigation, or other proceeding (even where CHC's and/or Indemnitee's negligence or other wrongful conduct is alleged) arising directly or indirectly from, as a result of, or in connection with (a) the development, construction, operation, condition, use, occupancy, or sale of the Hotel, (b) any occurrence at or on the Hotel premises, (c) any environmental matters of any kind pertaining to the Hotel, (d) any breach of any terms and provisions of this Agreement by Franchisee, and (e) any offering of securities, units, or other ownership interests of Franchisee, including, without limitation, the violation of any federal and/or state securities laws. Upon CHC's request, Franchisee shall defend CHC and/or Indemnitees against all such matters. In any event, CHC shall have the right, through counsel of its choice, to control any matter to the extent CHC reasonably determines that such matter may have a significantly adverse effect on CHC and/or the Indemnitees. Franchisee shall also indemnify and promptly reimburse CHC for all expenses reasonably incurred by CHC to protect itself from, or to remedy, any breach of this Agreement by Franchisee. Franchisee's indemnity obligations under this Agreement shall survive the expiration or other termination of this Agreement and shall be in addition to all other rights and remedies of CHC. Franchisee's obligations to indemnify CHC under this Section shall not be limited in any way by reason of any insurance which may be maintained by CHC, nor shall Franchisee's performance of its obligation to maintain insurance relieve Franchisee of liability under this indemnity provision or be construed to be a limitation on the amount of Franchisee's indemnity obligations. The right of CHC and the Indemnitees to indemnity under this Agreement shall arise notwithstanding that joint or concurrent liability may be imposed on CHC and/or the Indemnitees by statute, ordinance, regulation, or other law.

      12.5. Franchisee shall notify CHC in writing within five days of receipt of notice or knowledge of any claim, dispute, loss or damage, real or alleged, arising from Franchisee's activities in, at or around the Hotel, whether or not such claim names CHC. Franchisee has no authority to, and shall not, accept any service of process on behalf of CHC, any of the Affiliated Companies, or the Indemnitees.

ARTICLE 13. TRANSFER OF INTEREST OR MANAGEMENT.

      13.1. CHC shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity.

      13.2. The rights and duties set forth in this Agreement are personal to Franchisee and are granted in reliance on the individual and collective business skill, financial capacity, and personal character of Franchisee and its principals. Accordingly, neither Franchisee nor any immediate or remote successor to any part of Franchisee's interest in this franchise, nor any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in such entity, in the franchise or in the Franchisee, shall sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any interest in this franchise or in Franchisee without the prior written consent of CHC, which consent shall not be unreasonably withheld by CHC. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of CHC required by this Section shall be null and void and shall constitute a material breach of this Agreement, for which CHC may then terminate in accordance with Section 14.1.C without opportunity to cure. If a transfer, alone or together with other previous, simultaneous, or proposed transfers, would have the effect of transferring a controlling interest (as reasonably determined by CHC) in this franchise or in Franchisee, CHC, in its sole discretion, may require any or all of the following as conditions of its approval:

            A. All of Franchisee's accrued monetary obligations to CHC and the Affiliated Companies and all other outstanding obligations related to the franchised business shall have been satisfied.

            B. Franchisee shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and CHC, or the Affiliated Companies.

            C. The transferor shall have executed a general release, in a form prescribed by CHC, of any and all claims against CHC, the Affiliated Companies, and the Indemnitees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state and local laws, rules, and ordinances; provided, however, that all rights enjoyed by the Franchisee and any causes of action arising in its favor from the provisions of any applicable franchise laws and regulations shall remain in force; it being the intent of this proviso that any non-waiver provisions of such laws be satisfied.

            D. The transferee (and, if transferee is other than an individual, such owners of a beneficial interest in the transferee as CHC may request) shall enter into a written assignment and assumption agreement, in a form satisfactory to CHC, assuming and agreeing to discharge all of Franchisee's obligations under this Agreement.

            E. The transferee (or, if transferee is other than an individual, all owners of any beneficial interest in transferee) shall demonstrate to CHC's satisfaction that transferee meets CHC's educational, managerial, and business standards; possesses a good moral character, business reputation, financial capacity, and credit rating; has the aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience or otherwise); and has adequate financial resources and capital to operate the business.

            F. The transferee (and, if transferee is other than an individual, such owners of a beneficial interest in the transferee as CHC may request) shall execute, for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form franchise agreement then being offered to new System franchisees and such other ancillary agreements as CHC may require for the franchised business, which agreements shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement; provided, however, that the transferee shall not be required to pay any initial franchise fee and the royalties and marketing and advertising contributions payable pursuant to Section 4.1 of this Agreement shall remain the same.

            G. Franchisee shall remain liable for all of the obligations to CHC in connection with the franchised business prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by CHC to evidence such liability.

            H. At the transferee's expense, the transferee or, if requested by Franchisee and consented to by CHC, the transferee's manager shall complete any training program then in effect for franchisees upon such terms and conditions as CHC may reasonably require.

            I. Except in the case of a transfer pursuant to Section 13.5 of this Agreement or a transfer to a corporation, partnership, or limited liability company formed by the Franchisee for the convenience of ownership and not involving a change of beneficial ownership, which transfer meets the conditions set forth in Section 13.4 of this Agreement, Franchisee shall pay to CHC a transfer fee in an amount equal to $5,000, to cover CHC's administrative and other expenses in connection with the transfer.

      13.3. Franchisee shall grant no security interest, lien, mortgage, or deed of trust on any or all of the real estate or fixtures of the Hotel unless the secured party, lienholder, mortgagee, or beneficiary of the deed of trust provides CHC with a non-disturbance agreement as to such real estate and/or fixtures of the Hotel in form and substance reasonably acceptable to CHC.

      13.4. In the event that the Franchisee proposes, subsequent to the execution of this Agreement, to transfer this franchise to a corporation, partnership, or limited liability company formed by Franchisee, CHC's consent to such transfer shall be conditioned upon satisfaction of and compliance with
Section 7.13 of this Agreement and to the following additional requirements:

            A. Franchisee shall be the owner of all of the voting stock, interests, or units of the corporation, partnership, or limited liability company; and, if Franchisee is more than one individual, each individual shall have the same proportionate ownership interest in the corporation, partnership, or limited liability company as he had in Franchisee prior to the transfer.

            B. All transferors shall execute a written agreement personally guaranteeing the full payment and performance of Franchisee's obligations to CHC from the date of transfer and agreeing to be bound by all the terms and conditions of this Agreement.

            C. Transferee shall comply with all of the terms and conditions set forth in Sections 13.2.A through 13.2.I of this Agreement.

      13.5 If Franchisee is a natural person, his or her interest in the franchise and this Agreement may pass to his or her estate at death, or to his or her legal representative if Franchisee adjudicated to be legally incapacitated, if adequate provision has been made, in the sole discretion of CHC, for management of the Hotel and if the executor, administrator, or other legal representative promptly advises CHC and assumes Franchisee's obligations under this Agreement in writing. The estate may, with CHC's consent, which will not be unreasonably withheld, transfer its interest in the franchise and this Agreement to any one or more of the following if the transferee assumes Franchisee's obligations under this Agreement in writing: the decedent's spouse, parent, sibling, niece, nephew, descendant, or spouse's descendant. If an interest in Franchisee is owned by a natural person, his or her interest in the Franchisee may pass to his or her estate at death, or to a legal representative in the event of legal incapacity, if adequate provision has been made, in the sole discretion of CHC, for management of the Hotel and if the executor, administrator, or other legal representative promptly advises CHC. The estate may, with CHC's consent, which will not be unreasonably withheld, transfer the interest in Franchisee to any one or more of the following if the transferee(s) assumes in writing, on a continuing basis, the decedent's guarantee of Franchisee's obligations under this Agreement: the decedent's spouse, parent, sibling, niece, nephew, descendant, or spouse's descendant. If the death or legal incapacity of the Franchisee or a person owning an interest in Franchisee results in a transfer of a controlling interest as defined in Section 13.2 of this Agreement, in addition to any consent given in accordance with the foregoing, approval of transfer to a transferee in the manner provided in
Section 13.2 must be obtained within one year after the date of death or legal incapacity.

      13.6. Securities, units, or other ownership interests in Franchisee may be offered by public or private offering, or otherwise, only with the prior written consent of CHC (whether or not CHC's consent is required under Section 13.2 of this Agreement), which consent CHC may grant or withhold in its sole discretion based solely upon what CHC deems to be in its best interests. All materials required for such offering by federal or state law shall be submitted to CHC for review prior to their being filed with any governmental agency; and any materials to be used in any exempt offering shall be submitted to CHC for review prior to their use. No Franchisee offering shall imply (by use of the Proprietary Marks or otherwise) that CHC is participating in an underwriting, issuance, or offering of Franchisee or CHC securities, and CHC's review of any offering shall be limited solely to the subject of the relationship between Franchisee and CHC. Franchisee and the other participants in the offering must fully indemnify CHC in connection with the offering. For each proposed public offering, Franchisee shall pay to CHC a nonrefundable fee of $20,000, or such greater amount as is necessary to reimburse CHC for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. For each private offering of securities, Franchisee shall pay to CHC a fee in a reasonable amount determined by CHC to reimburse CHC for time and expense associated with reviewing and approving or disapproving the proposed private offering. Franchisee shall give CHC written notice at least 90 days prior to the date of commencement of any offering or other transaction covered by this Section . Fees required by this Section are in addition to transfer fees otherwise required by this Article. Franchisee agrees that it will not make a public offering of securities unless and until (a) CHC has first made a public offering of its securities or three years after June 11, 1996, whichever is sooner, and (b) Franchisee has opened and is operating at least five Candlewood Hotels, and CHC agrees that it will not unreasonably withhold its consent to a public offering by Franchisee at any time after these conditions are satisfied.

      13.7. Notwithstanding any provision to the contrary contained in this Article, Franchisee may transfer not more than an aggregate of 25% of the outstanding voting shares, units, or ownership interests of a Franchisee operating as a corporation, partnership, or limited liability company to employees of Franchisee who are actively engaged in the Hotel operations, if such transfers, alone or together with other previous, simultaneous, or proposed transfers, do not have the effect of transferring a controlling interest (as reasonably determined by CHC) in the Franchisee. The ownership of such shares, units, or ownership interests by such employees will be subject to all of the terms and conditions of this Agreement, including, without limitation, Articles 11 and 13 of this Agreement. Franchisee shall provide CHC with written notice of any such proposed transfer and all pertinent information regarding the same not later than 30 days prior to the proposed date of transfer. In addition, the parties agree that, notwithstanding any provision to the contrary in this Article, equity ownership interests in Franchisee owned by passive investors may be transferred in amounts not exceeding 10% of the outstanding equity interests in Franchisee without prior notice to or approval from CHC. For purposes of this Agreement, "passive investor" shall mean any natural or legal person who (a) owns in the aggregate not more than 10% of the outstanding equity interests in Franchisee; (b) is not engaged directly, or indirectly through agents or employees, in management or operations of the Franchisee as an officer, director, manager, general partner, employee, consultant, or other similar or analogous capacity; (c) has no agreements or understandings of any nature, directly, or indirectly, to act in concert with any other person to participate in management or act in concert in the purchase or sale or voting of equity interests in Franchisee; and (d) is not related by blood or adoption to any nonpassive investor or officer, director or manager of Franchisee as a parent, child, grandparent, grandchild, brother or sister or by marriage to any person of such degree of kinship. Notwithstanding this paragraph, Franchisee agrees to provide to CHC at any reasonable time upon CHC's request the names, addresses, and ownership interests of Franchisee's equity owners, and CHC shall have the right to inspect Franchisee's stock ledgers or other ownership records at any reasonable time upon request. Passive investors shall not be required to sign CHC Covenant Agreements, provided, however, that their participation in any business that would satisfy the definition of "passive investor" as stated above.

      13.8. Franchisee shall not engage any management company to operate the Hotel without the prior written approval by CHC of the management company, which consent shall not be unreasonably withheld by CHC. Nevertheless, in order to be approved by CHC, a proposed management company must be deemed by CHC, in its reasonable judgment, qualified to manage the Hotel. CHC may refuse to approve any proposed management company which, in CHC's reasonable judgment, is not financially capable or responsible, is inexperienced or unqualified in managerial skills or operatorial capacity or capability, or is otherwise unable to adhere fully to the obligations and requirements of this Agreement. CHC may also withhold its approval if the proposed management company does not provide CHC with all information that CHC may reasonably request in order to reach such decision. It is understood that confidential information and materials are, in the normal course of business, imparted to System franchisees and managers, and CHC will be under no obligation to approve a proposed management company or replacement management company that is a franchisor or owner, or is affiliated or associated with the franchisor or owner, of a hotel trade name which is competitive with CHC, irrespective of the number of hotels operating under such trade name. When CHC has approved in principle the management company nominated by Franchisee, Franchisee shall have the right to negotiate and execute a management agreement with such management company for the management and operation of the Hotel, subject to the terms, conditions, and obligations of this Agreement. Prior to such manager's assuming rights thereunder, the management agreement shall be submitted to CHC for CHC's written approval, which shall not to be unreasonably withheld. Such management agreement shall include provisions providing that (a) the manager shall have the authority and responsibility for the day-to-day management of the Hotel, (b) the Hotel will be operated during the term of the management agreement in such a manner as shall not detract from or modify the requirements of this Agreement or otherwise adversely affect the operation and management of the Hotel, (c) that the manager shall accept, abide by, and be subject to all rules, regulations, inspections, and requirements of CHC set forth in this Agreement and (d) that if there is a conflict between the management agreement and the terms of this Agreement, then this Agreement shall govern and control.

      13.9. CHC's consent to a transfer of any interest in the franchise granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of CHC's right to demand exact compliance with any of the terms of this Agreement by the transferee.


ARTICLE 14. DEFAULT AND TERMINATION.

      This Agreement may not be terminated except as provided in this Agreement. Termination of this Agreement shall not relieve Franchisee of any unfulfilled obligations to CHC created hereunder unless it is so agreed by CHC in writing.

      14.1. This Agreement may be terminated as follows:

            A. Upon the expiration of its term, or by CHC in the case of a condemnation of a substantial portion of the Hotel in accordance with
      Section 7.14 of this Agreement..

            B. Upon the mutual agreement of the parties in writing to a termination.

            C. At CHC's option, effective immediately upon the giving of written notice to Franchisee, if Franchisee (i) fails to open the franchised Hotel and commence operations within the time schedule established under Article 5 of this Agreement; (ii) ceases to operate the Hotel or otherwise abandons the business, or forfeits the legal right to do business in the jurisdiction where the Hotel is located; (iii) is convicted of a felony or other crime involving moral turpitude, consumer fraud, or crime or offense CHC believes is likely to have an adverse effect on Franchisee's ability to carry out the duties imposed by this Agreement or to have an adverse effect on the System and the goodwill associated therewith; (iv) transfers (including transfers following death or incompetency) of any rights or obligations in violation of the terms of Article 13 of this Agreement; (v) misuses or discloses confidential information in violation of Article 11 of this Agreement; (vi) knowingly makes any false statements in any report or document submitted to CHC; (vii) submits more than two written statements of Room Revenues which under-report Room Revenues for any reporting period by 2% or more; (viii) suffers a final judgment to remain unsatisfied or of record for 30 days or longer (unless supersedeas bond is filed), or has execution levied against Franchisee's business or property, or any suit is filed to foreclose any lien or mortgage against the premises or equipment and not dismissed within 30 days; or (ix) becomes insolvent or has a receiver appointed to take possession of Franchisee's business or property or any part thereof or makes a general assignment for benefit of creditors.

            D. At CHC's option, without notice, in the event Franchisee shall become bankrupt or become subject to a proceeding under any chapter of the United States

      Bankruptcy Code, unless Franchisee shall: (i) timely undertake to reaffirm the obligations under the Agreement, (ii) timely comply with all conditions as legally may be imposed by CHC upon such an undertaking to reaffirm the Agreement, and (iii) timely comply with such other conditions and provide such assurance as may be legally required in or under relevant provisions of the United States Bankruptcy Code; provided, however, that the parties acknowledge that this Agreement constitutes a personal services contract made in reliance on the qualifications and personal characteristics of Franchisee and its directors, officers, managers, shareholders, members, or partners, as the case may be, and in the expectation of a material degree of personal involvement in the management and operation of the franchised business, and consequently, the parties agree that any attempt by any other party, including a trustee in bankruptcy or any other third party, to assume or accept a transfer or assignment of this Agreement shall be void, and that in no event shall this Agreement or any rights or duties of Franchisee hereunder, be transferred to any individual or entity who does not comply with all requirements for transfer specified in this Agreement.

            E. At the election of CHC, effective upon the expiration of 30 days after giving of written notice, in the event Franchisee defaults, and does not cure to CHC's reasonable satisfaction within the 30-day notice period, in the performance of any other covenant or provision of this Agreement, including without limitation, the obligation to pay when due any financial obligation to CHC, the obligation to make reports and provide information when due hereunder, or failure to maintain any of the standards or procedures prescribed for the franchised business in this Agreement, the Manual, or otherwise; provided, however, that Franchisee shall be entitled to notice and opportunity to cure any such default only once in any six-month period, and any subsequent occurrence of the same or substantially similar default within such six-month period shall entitle CHC, at its option, to terminate this Agreement effective immediately upon the giving of notice and without opportunity to cure.

            F. At the election of Franchisee, effective upon the expiration of 90 days after written notice, if after operating the Hotel for 26 Fiscal Periods Franchisee, acting in good faith and after using all reasonable and diligent efforts to operate the Hotel in a profitable manner, is unable to operate the franchised Hotel at a profit.

            G. At the election of the Franchisee, effective upon the expiration of three months after the written notice to the franchisor, which notice may be given at any time after the Hotel has been open and operating for 36 consecutive months. To be effective, such notice must be accompanied by payment of a termination fee equal to the total of all royalty fees and marketing fund fees (if any) owed by Franchisee for the 26 fiscal periods preceding the notice. The giving of a termination notice by Franchisee shall also terminate all further rights of the Franchisee under Franchisee's Development

      Agreement, but shall not effect Franchisee's rights under any other then existing Franchise Agreement with CHC.

      14.2. No forbearance of CHC from asserting any default or giving any permitted notice of termination shall constitute a waiver of such default or right to terminate or an estoppel against such right as to any continuing default or subsequent occurrence of a default, whether similar or dissimilar in nature to the prior default. The rights of CHC to terminate this Agreement are in addition to, and not in lieu of, other remedies available at law or equity for defaults by Franchisee in the payment and performance of its obligations hereunder.


ARTICLE 15. OBLIGATIONS UPON TERMINATION.

      Upon the termination of this Agreement for any reason, all rights granted hereunder to Franchisee shall terminate; and

      15.1. Franchisee shall immediately and permanently cease to operate the franchised business, and shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a franchisee of CHC.

      15.2. Franchisee shall immediately and permanently discontinue the use of all Proprietary Marks, all similar names and marks, or any other designation or mark indicating or tending to indicate that Franchisee is or was a franchisee of CHC. Franchisee shall promptly amend or terminate any filings or registrations with any governmental authorities containing or pertaining to the use of CHC's name and Proprietary Marks. Franchisee shall not promote or advertise the fact that it was formerly a franchisee of CHC.

      15.3. Franchisee shall surrender and transfer to CHC or its designee any and all rights to use the telephone numbers and other business listings used by Franchisee for the franchised business. Franchisee agrees to cooperate and execute any and all documents required to effect transfer of the telephone numbers and other business listings from Franchisee to CHC or its designee.

      15.4. Franchisee shall immediately turn over to CHC all materials, including, without limitation, the Manual and all other manuals, all customer and supplier lists, marketing materials, instructions, and brochures, and any and all other materials relating to the operation of the franchised business in Franchisee's possession, custody, or control, and all copies thereof (all of which are acknowledged to be CHC's property), and shall retain no copy or record of the foregoing, excepting only Franchisee's copy of this Agreement and of any correspondence between the parties, and any other documents which Franchisee reasonably needs for compliance with any provision of law.

      15.5. Franchisee shall immediately and permanently discontinue all advertising as a franchisee of CHC, including but not limited to removal of all signs and other identifying marks and colors, and shall destroy or surrender to CHC any letterheads, forms, printed matter, and advertising containing CHC's Proprietary Marks and any similar or related names marks or designations tending to indicate that Franchisee is or was an authorized franchisee of CHC.

      15.6. Franchisee shall, at its expense, immediately make such modifications or alterations as may be necessary to distinguish the Hotel so clearly from its former appearance and from other System Hotels as to prevent any possibility of confusion therewith by the public, and to prevent the operation of any business at the location of the Hotel by Franchisee or others in derogation of this Section (including, without limitation, removal of all distinctive physical and structural features identifying Hotel in the System and removal of all signs and emblems, and changing of telephone numbers and other directory listings). Franchisee shall, at Franchisee's expense, make such specific additional changes as CHC may reasonably request for this purpose. If Franchisee fails to initiate immediately and complete such alterations when required by hereunder, Franchisee agrees that CHC or its designated agents may enter the Hotel and adjacent areas, and hereby grants CHC an irrevocable license and permit to go upon the Hotel premises for such purposes, at any time to make such alterations, at Franchisee's sole risk and expense, without responsibility for any actual or consequential damages to the property of Franchisee or others. Franchisee acknowledges that such actions by CHC are authorized and permitted and shall not be deemed a violation of any civil or criminal law or any basis for an action under such laws by Franchisee or others. Franchisee expressly acknowledges that its failure to make such alterations will cause irreparable injury to CHC, and consents to entry, at Franchisee's expense, of an ex parte order by any court of competent jurisdiction authorizing CHC or its agents to take such action, if CHC seeks such an order.

      15.7. Franchisee shall immediately and permanently cease using CHC's System, including, but not limited to the Manual, any other operating or training manuals or aids, advertising and promotional materials, and all confidential material delivered to Franchisee pursuant to this Agreement.

      15.8. CHC shall have the right, at its sole option, for a period of 60 days following termination, to purchase at Franchisee's cost all usable materials owned by Franchisee bearing the Proprietary Marks, and/or to purchase Franchisee's office equipment, furniture, fixtures and moveable signs used in the Hotel or at the Approved Location at their fair market value. Franchisee shall not during such 60 day period remove from the Hotel or the Approved Location, transfer, assign, hypothecate, pledge, or otherwise encumber such office equipment, furniture, fixtures, and moveable signs.

      15.9. Franchisee shall promptly pay all sums owing to CHC and the Affiliated Companies. In the event of termination for any default of Franchisee, such sums shall include payment of all damages, costs, and expenses, including reasonable attorneys' fees, incurred by

CHC as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of CHC against any and all of the personal property (including, without limitation, signs, equipment, furnishings, furniture, and supplies) owned and used by Franchisee in connection with the Hotel at the time of default.

      15.10. Franchisee shall pay to CHC all damages, costs, and expenses, including reasonable attorneys' fees, incurred by CHC in connection with obtaining injunctive or other relief for the enforcement of any provisions of this Article.

      15.11. Except upon the expiration of the term of this Agreement pursuant to Article 3, termination by CHC in connection with the condemnation of a substantial portion of the Hotel pursuant to Section 7.14, or termination by Franchisee pursuant to Section 14.1.F., Franchisee shall pay to CHC a lump sum payment (as liquidated damages and not as a penalty or in lieu of any other payments required under this Agreement) equal to the total of all amounts required under Article 4 of this Agreement (franchise fees, royalty fees, and marketing and advertising contributions) for (a) the 26 Fiscal Periods of operation of the Hotel under the System preceding Franchisee's default, or (b) if there have not been 26 full Fiscal Periods of actual operation under the System, then for the period of time the Hotel has been in actual operation under the System projected over a 26 Fiscal Period basis.

      15.12. Termination of this Agreement shall not relieve Franchisee of the obligations under Article 10 hereof to maintain and preserve financial and other records and to make them available for inspection and audit by CHC.

      15.13. All covenants, obligations, and agreements of Franchisee which by their terms or by reasonable implication are to be performed, in whole or in part, after the termination or expiration of the term of this Agreement, shall survive such termination or expiration.


ARTICLE 16. ADDITIONAL COVENANTS.

      16.1. Franchisee agrees and acknowledges that, prior to executing this Agreement, Franchisee has made such investigation of CHC and the System as Franchisee deems necessary, that Franchisee understands that the results of operations of the franchised Hotel are dependent upon the efforts and management of Franchisee, and Franchisee hereby assumes full responsibility for such operations.

      16.2. It is understood and agreed by all parties hereto that this Agreement does not create a fiduciary relationship between them; that Franchisee shall be an independent contractor; and, that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for the purpose whatsoever. Nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on CHC's behalf, or to incur any debt or other obligation in CHC's name or on CHC's behalf; and that CHC shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of Franchisee in its conduct of the franchised business, or any claim or judgment arising therefrom against CHC. Franchisee agrees that CHC is not in a position to, and does not undertake to, exercise control over the employment, supervision, or discharge of Hotel employees; Hotel maintenance; guest safety and health; or other matters arising out of or affecting Hotel operations, which are within the responsibility of Franchisee as a qualified independent business operator. Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from CHC. Franchisee agrees to take such affirmative action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place on the premises of the franchised business, and, as directed by CHC, in Franchisee's advertising and on Franchisee's agreements, forms, stationery, and promotional materials.

      16.3. All payments to CHC hereunder shall be made payable to Candlewood Hotel Company, L.L.C. and, except as provided in the next sentence, shall be tendered to CHC in person at the address set forth in Article 18 below, or by making such payment by mail, postage prepaid, to that address. At CHC's option, Franchisee shall make payments to CHC hereunder by wire transfer to an account or accounts specified by CHC. All payments received by CHC from Franchisee shall be applied to the oldest obligation, regardless of any contrary designation by Franchisee. Franchisee agrees that Franchisee will not, on grounds of the alleged non-performance by CHC of any of its obligations hereunder, withhold payment of any royalties, marketing and advertising contributions, amounts due to CHC for purchases by Franchisee, or any other amounts due CHC.


ARTICLE 17. APPROVALS AND WAIVERS.

      17.1. Whenever this Agreement requires the prior approval or consent of CHC, Franchisee shall make a timely written request to CHC therefor, and such approval or consent shall be obtained in writing. Except as otherwise expressly provided herein, CHC may withhold any consent or approval herein at its discretion.

      17.2. CHC shall have no liability for withholding any consent or approval or for any delay or inaction in connection therewith, and the granting of any approval or consent shall not imply or constitute any representation, warranty, guaranty, or endorsement of the matter approved or consented to or an assumption of any liability in connection therewith.

      17.3. No delay, waiver, omission, or forbearance on the part of CHC to exercise any right, option, duty, or power arising out of any breach or default by Franchisee, or any other franchisee, of any of the terms, provisions, covenants, or conditions hereof shall constitute a waiver by CHC to enforce any such right, option, duty, or power as against Franchisee, or as to subsequent breach or default by Franchisee. Subsequent acceptance by CHC of any obligations due to it hereunder shall not be deemed to be a waiver by CHC of any preceding breach by Franchisee of any terms, provisions, covenants, or conditions of this Agreement.


ARTICLE 18. NOTICES.

      Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent via a nationally recognized overnight delivery service, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

        Notices to CHC:            Candlewood Hotel Company, L.L.C.
                                   9342 East Central
                                   Wichita, Kansas 67206
                                   ATTN: Franchise Department

        Notices to Franchisee:     Studio West Hotel Development Company, L.L.C.
                                   101 Larkspur Landing, Suite 318
                                   Larkspur, California 97124
                                   ATTN: Karl K. Hoagland, III

Any notice by certified or registered mail or recognized overnight delivery service shall be deemed to have been given at the date and time of mailing.


ARTICLE 19. ALTERNATIVE DISPUTE RESOLUTION.

      19.1. Franchisee and CHC agree to submit, prior to arbitration, all unsettled claims, disputes, controversies, and other matters in question between them arising out of or relating to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void), the dealings or relationship between Franchisee and CHC, or Franchisee's operation of the Hotel ("Disputes") to mediation in Wichita, Kansas and in accordance with the Commercial Mediation Rules of the American Arbitration Association currently in effect. Demand for mediation shall be made within a reasonable time after cessation of negotiations.

            A. Mediation shall be private, voluntary, and nonbinding. Any party may withdraw from the mediation at any time before signing a settlement agreement upon written notice to each other party and to the mediator. The mediator shall be neutral and impartial. The mediator's fees shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert, or counsel for either party with respect to the matters in Dispute and any related matters.

            B. Unless the parties agree otherwise, the entire mediation process shall be confidential and without prejudice. The parties and the mediator shall not disclose any information, documents, statements, positions, or terms of settlement. Nothing said or done or provided by the parties in the course of mediation shall be reported or recorded or, except as ordered by a court of competent jurisdiction, placed in any legal proceeding or construed for any purpose as an admission against interest. Nevertheless, evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in mediation.

If a Dispute cannot be resolved through mediation, the parties agree to submit the Dispute to arbitration, subject to the terms and conditions of this Article.

      19.2. Subject to Section 19.1 of this Agreement, all Disputes between Franchisee and CHC will be submitted for binding arbitration to the American Arbitration Association on demand of either party. Such arbitration proceeding will be conducted in Wichita, Kansas and, except as otherwise provided in this Agreement, will be heard by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All matters relating to arbitration will be governed by the federal Arbitration Act (9 U.S.C. Sections 1 et.seq.) and not by any state arbitration law.

            A. The arbitrator will have the right to award or include in his award any relief which he deems proper under the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and attorneys' fees and costs, provided that the arbitrator will not have the right to declare any Proprietary Marks generic or otherwise invalid or to award exemplary or punitive damages. The award and decision of the arbitrator will be conclusive and binding upon all parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction.

            B. Franchisee and CHC agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law. Franchisee and CHC further agree that, in connection with any such arbitration proceeding, each must submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed as described above will be forever barred.

            C. Franchisee and CHC agree that arbitration will be conducted on an individual, not a class-wide, basis, and that an arbitration proceeding between Franchisee and CHC may not be consolidated with any other arbitration proceeding involving Franchisee or CHC and another party.

      19.3. Notwithstanding anything to the contrary contained in this Article, Franchisee and CHC each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that Franchisee and CHC must contemporaneously submit the Dispute for non-binding mediation under Section
19.1 and then for arbitration under Section 19.2 under this Agreement on the merits as provided herein if such Dispute cannot be resolved through mediation. Franchisee acknowledges that a proper case to obtain temporary restraining orders and temporary or permanent injunctive relief from a court of competent jurisdiction contemporaneously with submitting the Dispute to mediation and then to arbitration shall include, but not be limited to, the following:

            A. Any Dispute involving actual or threatened disclosure or misuse of the contents of the Manual or any other confidential information or Trade Secrets of CHC;

            B. Any Dispute involving the ownership, validity, use of, or right to use or license the Proprietary Marks;

            C. Any action by CHC to enforce the covenants set forth in Article 11 and Article 13 of this Agreement; and

            D. Any action by CHC to stop or prevent any threat or danger to public health or safety resulting from the construction, maintenance, or operation of the Hotel.


The provisions of this Article are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.


ARTICLE 20. ENTIRE AGREEMENT.

      This Agreement, the documents referred to herein, and the attachments hereto, if any, constitute the entire, full, and complete Agreement between CHC and Franchisee concerning the subject matter hereof, and supersede all prior agreements. No amendments, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.


ARTICLE 21. CONSTRUCTION AND MODIFICATION.

      21.1. This Agreement contains the complete expression of the agreement between the parties and supersedes all previous agreements and understandings with respect to the Hotel. There are no promises, representations, inducements, or agreements between them of any nature that are not contained herein. No change in this Agreement will be valid unless in a writing signed by both parties. Franchisee acknowledges and agrees that it received ample time and opportunity to review the Agreement and seek legal counsel with respect to the terms of this Agreement and the franchise granted hereby and is making this Agreement based solely on its terms and not on any collateral representation or promise, including, without limitation, any projections of profits to be obtained by making this Agreement, which Franchisee acknowledges have not been made, represented, or warranted to Franchisee.

      21.2. This Agreement is governed by and shall be construed in accordance with the laws of the State of Kansas.

      21.3. Should any one or more parts of this agreement be declared invalid for any reason by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portions of the Agreement, which shall remain in full force and effect as if the Agreement had been executed without such invalid parts, except to the extent the absence of the provisions invalidated would frustrate or make it impossible to achieve the purposes for which the Agreement was made. Should the requirements of any applicable law or regulation change or modify the terms of this agreement or conflict with its provisions, such change or modification shall not be applicable to this agreement unless such change is lawfully mandated by the authority making the same, in which case only the provisions affected by such law or regulation shall be affected, and the agreement shall otherwise remain in full force and effect, as modified to be consistent with such law or regulation.

      21.4. This Agreement is made solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein shall create any right to rely upon the terms hereof in favor of any third party nor confer any right or remedy upon any third party, except as specifically provided in Section 11.9 of this Agreement.

      21.5. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provisions hereof.

      21.6. All terms and words used in this Agreement, regardless of numbers and genders in which they are used, shall be deemed to include singular or plural and all genders as the context or sense of this Agreement or any paragraph or clause herein may require.

      21.7. All acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Franchisee.

      21.8. Time is of the essence of this Agreement and all provisions hereof shall be so interpreted. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive such termination or expiration.

      21.9. No right or remedy conferred upon or reserved to CHC or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

      21.10. Nothing herein contained shall bar CHC's right to obtain injunctive relief against threatened conduct that will cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

      21.11. In the event that Franchisee commences any action against CHC with respect to any Dispute, such action shall be brought only in a federal or state court sitting within Sedgwick County, Kansas. Franchisee consents to the exercise of jurisdiction by courts within Sedgwick County, Kansas over any claims or counterclaims against Franchisee.

      21.12. In the event CHC incurs legal fees or costs or other expenses to enforce any obligation of Franchisee hereunder, or to defend against any claim, demand, action or proceeding by reason of Franchisee's failure to perform or observe any obligation imposed upon Franchisee by this Agreement, then CHC shall be entitled to recover from Franchisee the amount of all legal fees, costs and expenses, including reasonable attorneys' fees, whether incurred prior to, or in preparation for or contemplation of the filing of any claim, demand, action, or proceeding to enforce any obligation of Franchisee hereunder or thereafter or otherwise.


ARTICLE 22. EXECUTION OF AGREEMENT.

      22.1. This Agreement may be executed in counterparts, which together shall constitute one agreement of the parties.

      22.2. By signing this Agreement, Franchisee acknowledges that it has received a complete copy of this Agreement, with any Exhibits referred to herein attached, at least five business days prior to the date on which this Agreement was executed, and further acknowledges that it has received CHC's franchise offering disclosure document required by the trade regulation rule of the Federal Trade Commission at least ten business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that no agent or employee of CHC is authorized to make any representation or warranty inconsistent with or in addition to the terms of this Agreement or CHC's offering disclosure document. By signing this Agreement, Franchisee represents and warrants to CHC that no such representation or warranty, including specifically any representation as to the potential success or profitability of the franchised business, has been made or relied upon.

      IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement as of the day and year first above written.


                                       CANDLEWOOD HOTEL COMPANY, L.L.C.


DATED:                                 By: /s/ JACK P. DEBOER
      -----------------                   -----------------------------------

                                       Its:
                                           ----------------------------------
                                                        "CHC"



                                       HILLSBORO STUDIO HOTEL COMPANY, L.L.C.


DATED:  July 25, 1996                  By: /s/ KARL K. HOYLAND III
      -----------------                  ------------------------------------
                                                 "Franchisee"

                                                                     Exhibit A

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                               FRANCHISE AGREEMENT


                                APPROVED LOCATION



Street Address: 3133 Shute Road

City:  Hillsboro              State:  Oregon             Zip Code: 97124


Number of Guest Rooms at the Approved Location: 126

                                                                       Exhibit B

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                               FRANCHISE AGREEMENT


                              OWNERS OF FRANCHISEE

                                                                   Beneficial
                                                                   Interest in
Name of Owner                                                      Franchisee

              Studio West Hotel Company                                98%
---------------------------------------------------------         --------------
           Studio West Hotel Development Co.                            2%
---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------

---------------------------------------------------------         --------------


TOTAL                                                                  100%

                                                                       Exhibit C

                        CANDLEWOOD HOTEL COMPANY, L.L.C.

                               FRANCHISE AGREEMENT


                               COVENANT AGREEMENT





      The form of Covenant Agreement currently offered by CHC is attached.

                 (Refer to Section 11.7 of Franchise Agreement.)


                                       C-1